Exhibit 24


                                POWER OF ATTORNEY


       We, the undersigned Directors and Officers of The Black & Decker Corporation (the "Corporation"), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, and any and all amendments thereto.


/s/ NOLAN D. ARCHIBALD         Director, Chairman, President   February 13, 2003
----------------------------    and Chief Executive Officer
Nolan D. Archibald             (Principal Executive Officer)




----------------------------             Director              February 13, 2003
Norman R. Augustine


/s/ BARBARA L. BOWLES                    Director              February 13, 2003
----------------------------
Barbara L. Bowles


/s/ M. ANTHONY BURNS                     Director              February 13, 2003
----------------------------
M. Anthony Burns


/s/ MALCOLM CANDLISH                     Director              February 13, 2003
----------------------------
Malcolm Candlish


/s/ MANUEL A FERNANDEZ                   Director              February 13, 2003
----------------------------
Manuel A. Fernandez


/s/ BENJAMIN H. GRISWOLD, IV             Director              February 13, 2003
----------------------------
Benjamin H. Griswold, IV


/s/ ANTHONY LUISO                        Director              February 13, 2003
----------------------------
Anthony Luiso


/s/ MICHAEL D. MANGAN          Senior Vice President and       February 13, 2003
----------------------------   Chief Financial Officer
Michael D. Mangan              (Principal Financial Officer)


/s/ CHRISTINA M. MCMULLEN      Vice President and Controller   February 13, 2003
----------------------------   (Principal Accounting Officer)
Christina M. McMullen